Exhibit 5.1

Linklaters LLP One Silk Street London EC2Y 8HQ Telephone (+44) 20 7456 2000 Facsimile (+44) 20 7456 2222 DX Box Number 10 CDE
The Directors Abengoa Yield plc Great West House (GW1) Great West Road Brentford Middlesex TW8 9DF United Kingdom

1 July 2015

Dear Sirs

Abengoa Yield plc (the “Issuer”)
Registration Statement on Form F-3 in respect of debt and equity securities

1	This opinion is furnished to you in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) on 1 July 2015. We have acted as your English legal advisers in connection with the registration under the United States Securities Act of 1933 (the “Securities Act”) of, among other things, an indeterminate amount of the Issuer’s ordinary shares (the “Ordinary Shares”), senior debt securities and subordinated debt securities, which may be issued, respectively, from time to time pursuant to a senior indenture to be entered into by the Issuer and such trustee as shall be named therein or a subordinated indenture to be entered into by the Issuer and such trustee as shall be named therein (together the “Debt Securities”) and warrants of the Issuer, which may be issued pursuant to a warrant agreement to be entered into by the Issuer and a warrant agent to be named therein (the “Warrants”, which together with the Ordinary Shares and the Debt Securities, are referred to herein as the “Securities”).

2	This opinion is limited to English law as applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law. In particular we express no opinion on matters of federal law of the United States or the laws of any State of the United States or the laws of any other jurisdiction.

3	For the purpose of this opinion we have examined the documents listed and, where appropriate, defined in the Schedule to this opinion. We believe such documents to be those necessary for us to review for the purpose of giving this opinion.

4	We have assumed that:

4.1	(in the case of each party) all relevant documents are within the capacity and powers of, have been or will be validly authorised by, and have been or will be validly executed and delivered by, each of the respective parties thereto;

4.2	each of the documents which are the subject of this opinion is valid and binding on each party under the law to which it is expressed to be subject where that is not English law and that words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by English law;

4.3	all documents furnished to us as copies are genuine, authentic and complete and conform to the original documents of which they are copies and the relevant documents have been executed in the forms reviewed by us and, where relevant, the Securities will be completed, authenticated and issued as provided for in an applicable indenture or warrant agreement;

4.4	the Minutes and the AGM Report are a true record of the proceedings described therein in duly convened, constituted and quorate meetings and the resolutions set out in the Minutes and the AGM Report were validly passed and remain in full force and effect without modification;

4.5	the terms of any series of Debt Securities or Warrants will not be inconsistent with the terms of, respectively, the applicable indenture or warrant agreement and there will be no provision in any supplement to the prospectus dated 1 July 2015 included in the Registration Statement or any other document which would affect the content of this opinion;

4.6	each issue of Securities will be duly authorised by the Issuer and, in respect of each issue of Ordinary Shares or Warrants, the Issuer will have sufficient authorised but unissued share capital and the directors of the Issuer will have been granted the necessary authority to allot the relevant Securities; and

4.7	the term “non-assessable”, which has no recognised meaning in English law, for the purposes of this opinion means that, under the Companies Act 2006 (as amended), the Articles and any resolution taken under the Articles approving the issue of the Securities, no holder of such Securities is liable, solely because of such holder's status as a holder of such Securities, for additional assessments or calls for further funds by the Issuer or any other person.

5	Based on the documents referred to, and assumptions made, in paragraphs 3 and 4 above and subject to the qualifications in paragraph 7 below and to any matters not disclosed to us, we are of the following opinion:

5.1	The Issuer was incorporated in England as a private company with limited liability on 17 December 2013 and was then reregistered on 19 March 2014, and is existing, as a public company in England with limited liability under the laws of England.

5.2	The Issuer has corporate power to issue and perform its obligations under the Securities, provided that each Security is issued in accordance with any applicable law, the Articles and the relevant resolutions authorising the relevant issue of Securities.

5.3	Save for the authorisation of each issue of Securities, the Issuer has taken all necessary corporate action to authorise the execution, delivery and performance of the Securities and, provided that each Security is executed as provided in the relevant resolutions authorising the relevant issue of Securities and the Articles, the Issuer will have validly executed and delivered the Securities.

5.4	With respect to the Securities, when the applicable indenture or warrant agreement relating to the Debt Securities or Warrants, as applicable, has been duly authorised, executed and delivered by the parties thereto, the terms of the relevant Securities and of their issuance and sale have been duly established in conformity with the applicable indenture or warrant agreement so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Issuer and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuer, and the Securities have been duly executed and authenticated in accordance with the applicable indenture or warrant agreement, insofar as English law is concerned, the obligations to be assumed by the Issuer under the Debt securities or Warrants, as applicable, upon issue thereof would constitute valid and binding obligations of the Issuer.

5.5	When the Ordinary Shares are issued and delivered against payment therefor as contemplated in the Registration Statement and in conformity with the Articles and so as not to violate any applicable law, such Ordinary Shares will be validly issued, fully paid up and non-assessable and no further contributions in respect of such Ordinary Shares when issued as contemplated in the Registration Statement will be required to be made to the Issuer by the holders thereof, by reason solely of their being such holders.

6	The term “valid and binding” as used above should not be construed to mean that the obligations assumed by the relevant party will necessarily be enforced in all circumstances in accordance with their terms. In particular:

6.1	Enforcement may be limited by (a) bankruptcy, insolvency and liquidation laws, (b) laws relating to reorganisation and (c) laws of general application relating to or affecting the rights of creditors.

6.2	Enforcement may be limited by general principles of equity – for example, equitable remedies may not be available where damages are considered to be an adequate remedy.

6.3	Claims may become barred under the Limitations Act 1980 or may be or become subject to set-off of counterclaim.

7	This opinion is subject to the following:

7.1	It should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement, or that no material facts have been omitted from it.

7.2	Any certificate, determination, notification, opinion, minute or the like might be held by an English court not to be conclusive if it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error despite any provision in the relevant agreement to the contrary.

7.3	To the extent it relates to United Kingdom stamp duties, any undertaking or indemnity given by the Issuer may be void under Section 117 of the Stamp Act 1891.

7.4	An English court may refuse to give effect to any provision of an agreement which amounts to an indemnity in respect of the costs of unsuccessful litigation brought before an English court or where the court itself made an order for costs

7.5	A provision of an agreement may be unenforceable if it amounts to a penalty under English law.

7.6	An English court may, or may be required to, stay proceedings or decline jurisdiction in certain circumstances – for example, if proceedings are brought elsewhere.

7.7	Effect may be given to the overriding mandatory provisions of the law of the country where the obligations arising out of a contract have to be performed, in so far as those provisions render the performance of the contract unlawful. In such circumstances, the relevant obligations may not be enforceable.

7.8	This opinion is given on the basis that there will be no amendment to or termination or replacement of the documents, authorisations and consents referred to in the Schedule to this opinion.

7.9	We express no opinion as to the compliance or otherwise with (i) any financial limitations on borrowings or covenants by the Issuer contained in the Articles or (ii) the limitations on the maximum aggregate principal amount of Securities which may be issued by the Issuer as contemplated by the Registration Statement.

7.10	This opinion is given on the basis of English law in force, and as it affects the obligations under the Securities, as at the date of this opinion. This opinion is also given on the basis that we undertake no responsibility to notify you of any change in English law after the date of this opinion.

8	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required within Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours faithfully

/s/ Linklaters LLP

Linklaters LLP

Schedule

1             A copy of the Certificate of Incorporation and the Certificate of Re-registration as a public company of the Issuer.

2             A copy of the articles of association of the Issuer adopted on 13 June 2014 as amended on 8 May 2015 and certified by the Company on 13 May 2015 (the “Articles”).

3             A certified extract of the minutes of a meeting of the Board of Directors of the Issuer held on 19 June 2015.

4             A copy of the minutes in relation to a meeting of the members of the Issuer held on 8 May 2015 (the documents in paragraphs 3 and 4 together being the “Minutes”).

5             A copy of the final report of the Inspector of Election (Broadbridge Financial Solutions Inc) dated 8 May 2015 in relation to the resolutions passed at the Issuer’s annual general meeting on 8 May 2015 (the “AGM Report”).

6             The Registration Statement.

7             The results of an online search in respect of the Issuer on the Companies House Direct Service made at 10:52 a.m. on 30 June 2015 (the “Search”).

8             The results of a telephone enquiry at the Central Registry of Winding-Up Petitions in relation to the Issuer made at 10:55 a.m. on 30 June 2015 (the “Telephone Search”).